Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-288096) of AIRO Group Holdings, Inc. of our report dated March 30, 2026 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BPM LLP

San Jose, California

March 30, 2026